LOAN AGREEMENT

THIS LOAN AGREEMENT (this "Agreement"), is executed as of June 14th, 2006, by and among Avasoft, Inc., a California corporation (the "Company") and the party set forth on the signature page attached hereto (the "Lender").

WHEREAS, the Company is preparing to conduct a private placement offering (the "Private Placement") simultaneously with a reverse triangular merger (the "Merger") with and into a wholly-owned subsidiary of a publicly traded company (the "Public Company Parent") whereby the Company will survive such Merger;

WHEREAS, in order to fund the Company's operations until such Private Placement and Merger are completed, the Company wishes to borrow the sum set forth on the signature page from the Lender as a short term bridge loan; and

WHEREAS, the Lender is willing to provide such financing on terms and conditions as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Lender, intending to be legally bound, agree as follows:

ARTICLE 1
DEFINITIONS

1.1 Defined terms. Certain capitalized terms used in this Agreement shall have the specific meanings defined below:

"Business Day" shall mean a day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required by law to close.

"Excluded Securities" shall mean (i) securities issued in connection with the Private Placement; (ii) securities issued upon conversion of any securities outstanding on the closing date of the Merger; (iii) securities issued pursuant to the acquisition of another business or business segment of any such entity by the Public Company Parent by merger, purchase of substantially all the assets or other reorganization whereby the Public Company Parent will own more than fifty percent (50%) of the voting power of such business entity or business segment of any such entity; (iv) securities issued to employees, consultants, officers, directors or advisors of the Public Company Parent pursuant to any stock option, stock purchase or stock bonus plan, agreement or arrangement approved by the Board of Directors of the Public Company Parent; (v) securities issued in connection with obtaining lease financing, whether issued to a lender, lessor, guarantor or other person and approved by the Board of Directors of the Public Company Parent; (vi) securities issued to leasing companies, landlords and other providers of goods and services to the Company and approved by the Board of Directors; (vii) securities issued in connection with any stock split, stock dividend or recapitalization of the Public Company Parent; (viii) securities issued in connection with strategic transactions involving the Public Company Parent and other entities, including (A) joint ventures, manufacturing, marketing or distribution arrangements or (B) technology license, transfer or development arrangements; provided that such strategic transactions and the issuance of shares therein, have been approved by the Board of Directors of the Public Company Parent; and (ix) any right, option or warrant to acquire any security convertible into the securities pursuant to subsections (i) through (viii) above.

ARTICLE 2
THE LOAN

2.1 Loan. According to the terms and subject to the conditions of this Agreement, the Lender shall enter into a promissory note in the form attached hereto as Exhibit A ("Note") in connection with a loan to the Company Lender made on the Loan Closing Date in the amount of set forth on the signature page (the "Loan"). The Loan shall be evidenced by a Note, duly executed on behalf of the Company and dated as of the Loan Closing Date.

2.2 Prepayment of the Loan. The Company may from time to time prepay all or any portion of the Loan without premium or penalty of any type. The Company shall give the Lender at least three Business Days prior written notice of its intention to prepay the Loan, specifying the date of payment and the total amount of the Loan to be paid on such date.

2.3 Maturity Date. Unless the Loan is earlier accelerated pursuant to the terms hereof, the Loan shall be due and payable in full on June 14th, 2008. The Lender may, at the Lender's option, extend the Maturity Date on such terms and conditions as determined by the Lender in its sole discretion.

ARTICLE 3
CONDITIONS PRECEDENT TO THE LOAN

3.1 Condition on the Loan Closing Date. The obligation of the Lender to make the Loan shall be subject to the satisfaction, on or before the Loan Closing Date, of the condition that the Company shall have duly executed and delivered to the Lender the Note representing the Loan. If the condition set forth in this Section is not met on or prior to the Loan Closing Date, the Lender shall have no obligation to make the Loan.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES

4.1 Due Incorporation and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California, with full and adequate power to carry on and conduct its business as presently conducted, and is duly licensed or qualified in all foreign jurisdictions wherein the failure to be so qualified or licensed would reasonably be expected to have a material adverse effect on the business of the Company.

4.2 Due Authorization. The Company has full right, power and authority to enter into this Agreement, to make the borrowings hereunder and execute and deliver the Note as provided herein and to perform all of its duties and obligations under this Agreement and the Note. The execution and delivery of this Agreement will not, nor will the observance or performance of any of the matters and things herein or therein set forth, violate or contravene any provision of law or the Company's bylaws or certificate of incorporation. All necessary and appropriate corporate action on the part of the Company has been taken to authorize the execution and delivery of this Agreement.

4.3 Enforceability. This Agreement has been validly executed and delivered by the Company and constitutes the legal, valid and binding obligations of the Company enforceable against it in accordance with its respective terms, subject to applicable bankruptcy, insolvency, reorganization or

similar laws relating to or affecting the enforcement of creditors' right and to the availability of the remedy of specific performance.

4.4 Compliance with Laws. The nature and transaction of the Company's business and operations and the use of its properties and assets do not, and during the term of this Agreement shall not, violate or conflict with in any material respect any applicable law, statute, ordinance, rule, regulation or order of any kind or nature.

4.5 Absence of Conflicts. The execution, delivery and performance by the Company of this Agreement, and the transactions contemplated hereby, do not constitute a breach or default, or require consents under, any agreement, permit, contract or other instrument to which the Company is a party, or by which the Company is bound or to which any of the assets of the Company is subject, or any judgment, order, writ, decree, authorization, license, rule, regulation, or statute to which the Company is subject.

ARTICLE 5
DEFAULT

5.1 Events of Default. The occurrence of any of the following events (each an "Event of Default"), not cured in the applicable cure period, if any, shall constitute and Event of Default of the Company:

(a) a breach of any representation, warranty, covenant or other provision of this Agreement or the Note which, if capable of being cured, is not cured within ten days following notice thereof to the Company;

(b) the failure to make when due any payment described in this Agreement or the Note, whether on or after the Maturity Date, by acceleration or otherwise; and

(c) (i) the application for the appointment of a receiver or custodian for the Company or the property of the Company, (ii) the entry of an order for relief or the filing of a petition by or against the Company under the provisions of any bankruptcy or insolvency law, (iii) any assignment for the benefit of creditors by or against the Company, or (iv) the Company becomes insolvent.

Effect of Default. Upon the occurrence of any Event of Default that is not cured within any applicable cure period, the Lender may elect, by written notice delivered to the Company, to take any or all of the following actions: (i) declare this Agreement terminated and the outstanding amounts under the Note to be forthwith due and payable, whereupon the entire unpaid Loan, together with accrued and unpaid Interest thereon, and all other cash obligations hereunder, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Company, anything contained herein or in any of the Note to the contrary notwithstanding, (ii) invoke penalty option to extend the term of the issued Warrant to not more than one additional year, and (iii) exercise any and all other remedies provided hereunder or available at law or in equity upon the occurrence and continuation of an Event of Default. In addition, during the occurrence of any Event of Default, the Company shall not pay make any payment on any other outstanding indebtedness of the Company (other than indebtedness of the Company which has been issued prior to the date of this Agreement).

ARTICLE 6
MISCELLANEOUS

6.1 Successors and Assigns. Subject to the exceptions specifically set forth in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors and assigns of the parties. This Agreement may be assigned solely by the Lender.

6.2 Titles and Subtitles. The titles and subtitles of the Sections of this Agreement are used for convenience only and shall not be considered in construing or interpreting this agreement.

6.3 Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be delivered personally or by facsimile (receipt confirmed electronically) or shall be sent by a reputable express delivery service or by certified mail, postage prepaid with return receipt requested, addressed as follows:

if to the Company, to:

Avasoft, Inc.
2206 Plaza Drive, Ste. 100
Rocklin, CA 95765
Attn: James Wheeler
Fax: (916) 771-2233

with a copy to:

Richardson & Patel LLP
10900 Wilshire Boulevard
Suite 500
Los Angeles, CA 90024
Attn: Michael D. Donahue
Fax: (310) 208-1154

if to the Lender, to:

the address set forth on the signature page

Either party hereto may change the above specified recipient or mailing address by notice to the other party given in the manner herein prescribed. All notices shall be deemed given on the day when actually delivered as provided above (if delivered personally or by facsimile, provided that any such facsimile is received during regular business hours at the recipient's location) or on the day shown on the return receipt (if delivered by mail or delivery service).

6.4 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of California without giving effect to any choice of law or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.

6.5 Waiver and Amendment. Any term of this Agreement may be amended, waived or modified with the written consent of the Company and the Lender.

6.6 Remedies. No delay or omission by the Lender in exercising any of its rights, remedies, powers or privileges hereunder or at law or in equity and no course of dealing between the Lender and the undersigned or any other person shall be deemed a waiver by the Lender of any such rights, remedies, powers or privileges, even if such delay or omission is continuous or repeated, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise thereof by the Lender or the exercise of any other right, remedy, power or privilege by the Lender. The rights and remedies of the Lender described herein shall be cumulative and not restrictive of any other rights or remedies available under any other instrument, at law or in equity.

* * * * *

IN WITNESS WHEREOF, the Company has caused this Loan Agreement to be signed in its name on the date first set forth above.

AVASOFT, INC.

By: ______________________
Robert C. Duncan
CFO

LENDER

(if Lender is a natural person)

Signature: ______________________

James R. Wheeler

(if Lender is an entity)

By: ______________________
Name: ______________________
Title: ______________________

Address:

2234 Solitude Court
Rocklin, CA 95765

Amount Loaned by Lender to Avasoft: $75,000.00

EXHIBIT A
PROMISSORY NOTE

See attached.

THE SECURITIES REPRESENTED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR UNDER THE PROVISIONS OF ANY APPLICABLE STATE SECURITIES LAWS, BUT HAVE BEEN ACQUIRED BY THE REGISTERED HOLDER HEREOF FOR PURPOSES OF INVESTMENT AND IN RELIANCE ON STATUTORY EXEMPTIONS UNDER THE 1933 ACT, AND UNDER ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER THE PROVISIONS OF THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

PROMISSORY NOTE

Rocklin, California
June 14th, 2006

FOR VALUE RECEIVED, Avasoft, Inc., a California corporation ("Borrower"), hereby promises to pay to the order of James R. Wheeler ("Lender"), in lawful money of the United States at the address of Lender set forth herein, the principal amount of $75,000.00 (the "Loan"). This Promissory Note ("Note") has been executed by Borrower on the date set forth above (the "Effective Date") pursuant to the Loan Agreement entered into as of the date hereof between Lender and Borrower (the "Loan Agreement"). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Loan Agreement.

1. Maturity Date. All or any portion of the Loan, all accrued Interest thereon and all other sums due hereunder, shall be due and payable on demand by Lender on the Maturity Date.

2. Application of Payments.

2.1. Except as otherwise expressly provided herein, payments under this Note shall be applied (i) first to the repayment of any sums incurred by Lender for the payment of any expenses in enforcing the terms of this Note, and (ii) then to the reduction of the Loan.

2.2. Upon payment in full of the Loan this Note shall be marked "Paid in Full" and returned to Borrower.

3. Waiver of Notice. Borrower hereby waives diligence, notice, presentment, protest and notice of dishonor.

4. Transfer. This Note may be transferred by Lender at any time, provided that such transfer complies with applicable securities laws.

5. Events of Default. The occurrence of any of following events (each an "Event of Default"), not cured in any applicable cure period, shall constitute an Event of Default of Borrower:

5.1. The failure to make when due any payment described in this Note or the Loan Agreement, whether on or after the Maturity Date, by acceleration or otherwise; and

5.2. A breach of any representation, warranty, covenant or other provision of this Note or the Loan Agreement, which, if capable of being cured, is not cured within 10 days following notice thereof to the Company;

5.3. (i) The application for the appointment of a receiver or custodian for Borrower or the property of Borrower, (ii) the entry of an order for relief or the filing of a petition by or against Borrower under the provisions of any bankruptcy or insolvency law, (iii) any assignment for the benefit of creditors by or against Borrower, or (iv) the insolvency of Borrower.

Upon the occurrence of any Event of Default that is not cured within any applicable cure period, if any: Lender may elect, by written notice delivered to Borrower, to take at any time any or all of the following actions: (i) declare this Note to be forthwith due and payable, whereupon the entire unpaid Loan, together with all accrued and unpaid Interest thereon, and all other cash obligations hereunder, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by Borrower, anything contained herein to the contrary notwithstanding, and (ii) exercise any and all other remedies provided hereunder or available at law or in equity.

6. Miscellaneous.

6.1. Successors and Assigns. Subject to the exceptions specifically set forth in this Note, the terms and conditions of this Note shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors and assigns of the parties.

6.2. Loss or Mutilation of Note. Upon receipt by Borrower of evidence satisfactory to Borrower of the loss, theft, destruction or mutilation of this Note, together with indemnity reasonably satisfactory to Borrower, in the case of loss, theft or destruction, or the surrender and cancellation of this Note, in the case of mutilation, Borrower shall execute and deliver to Lender a new promissory note of like tenor and denomination as this Note.

6.3. Notices. Any notice, demand, offer, request or other communication required or permitted to be given pursuant to the terms of this Note shall be in writing and shall be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one business day after being deposited with an overnight courier service, or (v) four days after being deposited in the U.S. mail, First Class with postage prepaid, and addressed to the recipient at the addresses set forth below unless another address is provided to the other party in writing:

If to Borrower, to:

Avasoft, Inc.
2206 Plaza Drive, Ste. 100
Rocklin, CA 95765
Attn: James Wheeler
Fax: (916) 771-2233

with a copy to:

Richardson & Patel LLP
10900 Wilshire Boulevard
Suite 500
Los Angeles, CA 90024
Attn: Michael D. Donahue
Fax: (310) 208-1154

if to Lender, to:

the address set forth on the Loan Agreement.

8.4 Governing Law. This Note shall be governed in all respects by the laws of the State of California as applied to agreements entered into and performed entirely within the State of California by residents thereof, without regard to any provisions thereof relating to conflicts of laws among different jurisdictions.

8.5 Waiver and Amendment. Any term of this Note may be amended, waived or modified only with the written consent of Borrower and Lender.

8.6 Remedies; Costs of Collection; Attorneys' Fees. No delay or omission by Lender in exercising any of its rights, remedies, powers or privileges hereunder or at law or in equity and no course of dealing between Lender and the undersigned or any other person shall be deemed a waiver by Lender of any such rights, remedies, powers or privileges, even if such delay or omission is continuous or repeated, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise thereof by Lender or the exercise of any other right, remedy, power or privilege by Lender. The rights and remedies of Lender described herein shall be cumulative and not restrictive of any other rights or remedies available under any other instrument, at law or in equity. If an Event of Default occurs, Borrower agrees to pay, in addition to the Loan and Interest payable thereon, reasonable attorneys' fees and any other reasonable costs incurred by Lender in connection with its pursuit of its remedies under this Note.

* * * * *

IN WITNESS WHEREOF, Borrower has caused this Note to be signed on the Effective Date.

BORROWER:

AVASOFT, INC.

By: ______________________
Robert C. Duncan
CFO